UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2023

ENTRADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40969	81-3983399
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place Suite 17-500
Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 520-9158

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2023, John F. Crowley, a member of the Board of Directors (the “Board”) of Entrada Therapeutics, Inc. (the “Company”), notified the Company of his resignation from the Board, including the Audit Committee of the Board (the “Audit Committee”), on which he serves as a member, and the Compensation Committee of the Board (the “Compensation Committee”), on which he serves as the Chair, effective December 5, 2023. Mr. Crowley’s decision to resign from the Board is not due to any disagreement with the Company’s operations, policies or practices.

On December 5, 2023, effective upon the resignation of Mr. Crowley, the Board appointed Gina Chapman as a member of the Audit Committee and Kush M. Parmar, M.D., Ph.D. as a member and the Chair of the Compensation Committee, to fill the newly-created vacancies resulting from Mr. Crowley’s resignation, until their respective successors are elected and qualified, or until their earlier death, resignation or removal, or until otherwise determined by the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Therapeutics, Inc.

Date: December 6, 2023	By:	/s/ Dipal Doshi
Dipal Doshi
President and Chief Executive Officer